UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 24, 2026
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (604) 732-6124

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	LULU	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 24, 2026, the board of directors (the “Board”) of lululemon athletica inc. (the “Company”) appointed Laura Gentile and Marc Maurer as members of the Board, effective immediately following the conclusion of the 2026 annual meeting of stockholders held on June 25, 2026 (the “Annual Meeting”), and increased the size of the Board from 9 to 11 members in connection with such appointments. Such appointments were made pursuant to the previously disclosed Cooperation Agreement by and between the Company and Dennis J. “Chip” Wilson, Anamered Investments Inc., LIPO Investments (USA), Inc., Wilson 5 Foundation, Wilson 5 Foundation Management Ltd., Five Boys Investments ULC, Shannon Wilson, Low Tide Properties Ltd. and House of Wilson Ltd, dated May 26, 2026.

Ms. Gentile has been appointed to serve as a Class I director and Mr. Maurer has been appointed to serve as a Class III director. Ms. Gentile and Mr. Maurer have been appointed to serve on the Audit Committee and Corporate Responsibility, Sustainability and Governance Committee. The Board has determined that Ms. Gentile and Mr. Maurer each qualifies as an “independent” director under Nasdaq listing standards.

Other than as described in this Item 5.02, there are no arrangements or understandings between Ms. Gentile or Mr. Maurer and any other person pursuant to which either was selected as a director. There are no transactions in which Ms. Gentile or Mr. Maurer has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Gentile and Mr. Maurer will each receive standard compensation for their service as a director consistent with that of the Company’s other non-employee directors. The Company expects Ms. Gentile and Mr. Maurer to enter into its standard form indemnification agreement for non-employee directors.

Item 5.07.	Submission of Matters to a Vote of Security Holders
At the Annual Meeting, the matters on which the stockholders voted, in person or by proxy, which are described in more detail in the Company’s proxy materials for the Annual Meeting, were:

1.to elect three Class I directors to hold a three-year term and until each director's respective successors are elected and qualified;
2.to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027;
3.to approve, on an advisory basis, the compensation of our named executive officers;
4.to approve an amendment to the 2023 Equity Incentive Plan to increase the share reserve; and
5.to vote on a stockholder proposal regarding the declassification of the Board.
The results of the voting were as follows:
Election of Directors:

Class I Director	Votes For	Votes Withheld	Broker Non-Votes
Charles (Chip) Bergh	71,627,295	1,959,276	1,354,452
Esi Eggleston Bracey	72,103,330	1,483,241	1,354,452
Teri List	67,396,245	6,190,326	1,354,452
Each of the foregoing nominees was elected to serve until the 2029 annual meeting of stockholders and until such director's successor is duly elected and qualified.
Ratification of Selection of Independent Registered Public Accounting Firm:

	Votes For	Votes Against	Votes Abstained
PricewaterhouseCoopers LLP	71,434,176	3,419,871	86,976
The foregoing proposal was approved.

Approval, on an Advisory Basis, of Executive Compensation:

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Executive Compensation	46,416,593	27,018,492	151,486	1,354,452
The foregoing proposal was approved.
Approval of Amendment to 2023 Equity Incentive Plan:

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Share Reserve Increase	70,484,564	2,994,359	107,648	1,354,452
The foregoing proposal was approved.
Stockholder Proposal Regarding the Declassification of the Board:

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Declassification of the Board of Directors	73,105,842	320,258	160,471	1,354,452
The foregoing proposal was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: June 25, 2026	/s/ MEGHAN FRANK
Meghan Frank
Interim Co-Chief Executive Officer and Chief Financial Officer